UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

UNIVERSAL INSURANCE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Universal Insurance Holdings, Inc. Important Notice Regarding the Availability of Proxy Materials Shareholders Meeting to be held on June 10, 2022 For Shareholders of record as of April 11, 2022 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/UVE To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/UVE Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 31, 2022. To order paper materials, use one of the following methods. INTERNET www.investorelections.com/UVE TELEPHONE (866) 648-8133 * E-MAIL paper@investorelections.com When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Universal Insurance Holdings, Inc. Meeting Type: Annual Meeting of Shareholders Date: Friday, June 10, 2022 Time: 9:00 AM, Eastern Time Place: Boca Raton Resort & Club 501 E. Camino Real, Boca Raton, FL 33432 SEE REVERSE FOR FULL AGENDA P. O. BOX 8016, CARY, NC 27512-9903 Universal Insurance Holdings

Universal Insurance Holdings, Inc. Annual Meeting of Shareholders COMPANY PROPOSALS- THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR EACH NOMINEE IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3
PROPOSAL 1. Election of eleven directors. 1.01 Scott P. Callahan 1.02 Kimberly D. Campos 1.03 Stephen J. Donaghy
1.04 Sean P. Downes 1.05 Marlene M. Gordon 1.06 Francis X. McCahill, III 1.07 Richard D. Peterson 1.08 Michael A. Pietrangelo 1.09 Ozzie A. Schindler 1.10 Jon W. Springer 1.11 Joel M. Wilentz, M.D. 2. Advisory vote to approve the compensation paid to the Company’s named executive officers. 3. Ratification ending December of the appointment 31, 2022. of Plante & Moran, PLLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022.